EXHIBIT A

         To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Life Advisers, LLC

                        EFFECTIVE THROUGH APRIL 30, 2009




NAME OF FUND                         EXPENSE LIMITATION
-------------------------------------------------------
AZL AIM International Equity Fund.................1.45%
AZL Columbia Technology Fund......................1.35%
AZL Davis NY Venture Fund
     Class 1 shares...............................0.95%
     Class 2 shares...............................1.20%
AZL Dreyfus Founders Equity Growth Fund...........1.20%
AZL Dreyfus Premier Small Cap Value Fund
     Class 1 shares ..............................1.10%
     Class 2 shares...............................1.35%
AZL First Trust Target Double Play Fund...........0.79%
AZL Franklin Small Cap Value Fund.................1.35%
AZL Jennison 20/20 Focus Fund.....................1.20%
AZL Jennison Growth Fund..........................1.20%
AZL LMP Large Cap Growth Fund.....................1.20%
AZL Legg Mason Growth Fund........................1.30%
AZL Legg Mason Value Fund.........................1.20%
AZL Money Market Fund.............................0.87%
AZL NACM International Fund.......................1.45%
AZL Neuberger Berman Regency Fund.................1.30%
AZL OCC Opportunity Fund..........................1.35%
AZL OCC Value Fund................................1.20%
AZL Oppenheimer Global Fund
     Class 1 shares...............................1.14%
     Class 2 shares...............................1.39%
AZL Oppenheimer International Growth Fund.........1.45%

NAME OF FUND                         EXPENSE LIMITATION
--------------------------------------------------------
AZL Oppenheimer Main Street Fund

     Class 1 shares...............................0.95%
     Class 2 shares...............................1.20%
AZL PIMCO Fundamental IndexPLUS
     Total Return Fund............................1.20%
AZL S&P 500 Index Fund
     Class 1 shares...............................0.24%
     Class 2 shares...............................0.49%
AZL Schroder Emerging Markets Equity Fund
     Class 1 shares...............................1.40%
     Class 2 shares...............................1.65%
AZL Schroder International Small Cap Fund.........1.65%
AZL Small Cap Stock Index Fund....................0.58%
AZL TargetPLUS Balanced Fund......................0.89%
AZL TargetPLUS Equity Fund........................0.79%
AZL TargetPLUS Growth Fund........................0.89%
AZL TargetPLUS Moderate Fund......................0.89%
AZL Turner Quantitative Cap Growth Fund...........1.35%
AZL Van Kampen Comstock Fund......................1.20%
AZL Van Kampen Equity and Income Fund.............1.20%
AZL Van Kampen Global Franchise Fund..............1.39%
AZL Van Kampen Global Real Estate Fund............1.35%
AZL Van Kampen Growth and Income Fund.............1.20%
AZL Van Kampen Mid Cap Growth Fund................1.30%



                     ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                     By:      /s/ Jeffrey W. Kletti
                               -----------------------------------------------

                               Name: Jeffrey W. Kletti

                               Title:  President

                            ALLIANZ LIFE ADVISERS, LLC

                     By:      /s/ Brian Muench
                               ------------------------------------------------

                               Name: Brian Muench

                               Title:   Vice President